Exhibit 23.1 Consent of Robert Adams, CPA Certified Accounting Statement

REPORT OF ROBERT ADAMS, C.P.A, INDEPENDENT REGISTERED ACCOUNTING FIRM

To: The Board of Directors of Core Resource Management, Inc.:

We have audited the accompanying consolidated financial statements of Core Resources Management Inc. which comprise the consolidated statements of assets, liabilities and equity as of December, 2014 and the related consolidated statements of revenue, expenses and retained earnings, and cash flows for the period indicated and the related notes to the consolidated financial statements.   This represents the first year of us auditing your statements.  We have relied on prior years of audited statements and present no conclusion therein upon them.

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. Generally Accepted Accounting Principles.  Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of as of December 31, 2014 and the results of its operations and its cash flows for the years then ended in accordance with U.S. Generally Accepted Accounting Principles.

Robert L. Adams CPA

Ann Arbor, Michigan
December 18, 2015